UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Centrus Energy Corp.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Centrus Energy Corp.

SUPPLEMENTAL MATERIAL TO PROXY STATEMENT

FOR OUR ANNUAL MEETING TO BE HELD ON JUNE 17, 2020

This Supplement dated May 6, 2020 amends and supplements the Proxy Statement of Centrus Energy Corp. (the “Company”) dated April 29, 2020 (the “Proxy Statement”), with the following information:

Engagement of Proxy Solicitor

The Company engaged Harkins Kovler, LLC (“HK”), an independent proxy solicitation firm, to assist in soliciting proxies on our behalf. The Company has agreed to pay HK a fee of $25,000, plus costs and expenses, for these services. In addition, we have agreed to indemnify HK and certain related persons against certain liabilities relating to or arising out of HK’s engagement. Other costs of soliciting votes in connection with the Proxy Statement have been, or will be, paid by the Company.

Stockholders that have questions or require assistance voting their shares, should call HK, the Company’s proxy solicitor for the 2020 Annual Meeting, toll-free at (844) 218-8384 (from the U.S. and Canada) or at (212) 468-5380 (from other locations), Banks and Brokerage firms may call collect at (212) 468-5380.

Important Information

The Company has filed the definitive Proxy Statement with the Securities and Exchange Commission (the “SEC”) and has furnished to its shareholders the Proxy Statement in connection with the solicitation of proxies for its 2020 Annual Meeting of Shareholders. The Company advises its shareholders to read the Proxy Statement relating to the 2020 Annual Meeting, as amended and supplemented by this Supplement, because it contains important information. Except as specifically amended or supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in voting your shares. Where information in the Proxy Statement is described as current as of a certain date, it remains current only as of such date, except as specifically amended or supplemented by the information set forth in this Supplement.

Please refer to the Proxy Statement for instructions on how to submit your vote, or how you may change your vote if you have already voted. This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement.

Please ensure that your shares are represented at the Annual Meeting, as your vote is important. Shareholders may obtain a free copy of the Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov.